Diodes Incorporated - 2007 Annual Shareholders’ Meeting - May 31, 2007 -
Dr. Keh Shew-Lu’s remarks

Before I start my remarks, I’d like to read the caution statement regarding forward-looking statements.

Slide 1 - Safe Harbor Statement
My remarks this morning may contain forward-looking statements, which are subject to risks and uncertainties. Therefore, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities and Exchange Commission.

Slide 2 - Expanded Management Team
Once again, I am Dr. Keh-Shew Lu.
I was appointed President and CEO of Diodes on June 1st 2005, and I have been a Company director for 6 years and thus am intimately familiar with Diodes’ strategic initiatives, operations, and product lines.

Prior to Diodes, I was with Texas Instruments for 27 years. Most recently as Sr. VP and General Manager of TI’s Worldwide Mixed Signal and Logic Products.

Among Diodes’ executives, there is an enormous amount of continuity:

Carl Wertz, our CFO, is in his 14th year with the Company;

Joseph Liu, Sr. VP, Operations has been with Diodes 17 years;

Mark King, Sr. VP, Sales & Marketing, has been with Diodes for almost 17 years.

And, Steven Ho, VP, Asia Sales has been with Diodes also for almost 17 years.

During 2006, we continued to strengthen our management team by hiring and promoting additional senior management executives in the areas of Finance, R&D, IT and Human Resources to build the foundations for Diodes to move to the next level of success and to operate as a truly global company.

Among the new members of our management team are Richard White, responsible for global financial planning, product planning, and mergers and acquisitions. Rick brings with him 30 years of senior level finance experience, including 25 years at Texas Instruments.

Francis Tang promoted, to VP of Product Development in 2006, and brings to Diodes over 25 years of experience in analog, mixed-signal and SOC product design and development.

And Ed Tang, responsible for corporate human resources, corporate information technology and corporate Quality Control, comes to Diodes with 30 years of managerial and engineering experience, including 25 years at TI.

Our management team has an enormous amount of company-specific and general industry knowledge, and they have contributed enormously both individually and collectively to Diodes’ success to date.

Slide 3 - Outperforming the industry
I am pleased to report that Diodes performed exceptionally well in 2006 and continued to out-perform the overall discrete & analog growth.
For 2006, our revenue growth rate was nearly 60%, which beat the 13.5% average for the overall discrete & analog industry.
If you look at the 2002 through 2006 period, Diodes compound annual growth rate, or CAGR, of 31% far exceeded that of the industry.
We believe that our superior performance during an otherwise challenging period for the semiconductor industry as a whole reaffirms our confidence in the soundness of our strategic direction.

In 2006, we again differentiated ourselves within the application specific standard semiconductor industry by generating strong top-line and healthy bottom-line growth.
Our achievements included:
(1) growing our revenues over 4 times that of the overall discrete and analog market;
(2) posting 16 consecutive years of profitability;
(3) maintaining strong cost control and financial discipline;
and (4) keeping a solid balance sheet and generating healthy cash flows.

Slide 4 - Growth Strategy
The focus of Diodes’ long-term strategy is to achieve profitable growth by extending our leadership position in the application specific standard products.
To achieve this, we will continue to:
(1) rapidly introduce new innovative products to enhance our product portfolio;
(2) target high growth end user applications in the consumer, computer and communication industries;
(3) expand our addressable market through adjacent technologies (such as standard analog and power management);
(4) deepen our customer relationships through a broader product offering and continued focus on customer service;
(5) leverage our outstanding packaging technology and highly efficient manufacturing base;
and (6) pursue selective strategic acquisitions.

Slide 5 - Focused Platform
Our technology focus includes: small form factor - miniaturization such as in the DFN and SOT families; high power density - power efficiency such as in the PowerDI™123 and PowerDI™5 platforms and multi-chip packaging - packaging integration as in the ASMCC (Application Specific Multi-Chip Circuit) product utilizing our innovative, state-of-the-art, cost effective packaging technology, targeted at high growth end-markets.

Slide 6 - New Product Revenue Growth
Diodes’ products enable power management, surge suppression and protection, power conditioning, data line protection, voltage regulation, signal steering and data transmission.
We offer our world-class customer base a wide range of customized high-density diode and transistor arrays in ultra-miniature, multi-pin surface-mount device packages.

We strengthened our focus on R&D for next-generation technologies.
We released many new products in 2006 designed to meet the growing demand for higher efficiencies and smaller form factor in the fast growing end markets.
Our design centers in San Jose, Dallas, Taipei, and Shanghai provide Diodes an innovation engine to power future product launches and new technologies in the discrete, analog and mixed signal arenas.

First quarter 2007 standard analog design activity was strong in all regions, with design wins in satellite set-top-box, DSL modem, LCD TV and motherboards.
On the discrete side we saw robust and expanded interest in our DFN leadless packages, especially our new 0.4mil thick devices, our recently announced low threshold MOSFET line, PowerDI, and Array platforms, with important wins in digital audio players, mobile handset and notebooks.

Our new products are setting new standards of excellence in terms of performance, form factor, power efficiency, and attractive price-points.
Margins for these new higher-margin products are higher than that of our standard offerings.
In the first quarter of 2007, new product sales as a percentage of total revenue rose to 31.9%, versus 28.2% in 2006 and 15.3% in 2005.

Slide 7 - Broad Customer Base
Diodes’ differentiated application specific standard semiconductor products have a diverse set of end uses that can be broadly divided between communications, computing, consumer electronics, industrial, automotive and electronics applications.
We supply many top companies, including Motorola, Microsoft, Honeywell, Intel, Bose, GE, Samsung, Dell and Apple.

Slide 8 - Global Reach
Diodes’ market share in each of the regions reached record highs in 2006.
Our revenue in Asia expanded at a rapid pace and North American sales exceeded our expectations.

And in Europe, revenue growth was strong, as our distributor program is gaining greater traction.
In 2006, we made great progress in the European market, doubling our revenue in a generally flat market.

Slide 9 - Deep Manufacturing Expertise
Diodes operates two state-of-the-art manufacturing facilities in mainland China.
During 2006, we invested $32 million in new manufacturing capacity and increased our total output by 43% to now over 12 billion devices per year, significantly lowering our production costs through increased economies of scale with dramatically enhanced process improvements at our manufacturing facilities.

From 1998 to 2006, the unit production at our China facilities experienced an outstanding CAGR of 45.6%.
We remain committed to achieving the lowest cost and highest quality position in our industry by our pursuit of continuous improvement in manufacturing efficiencies through product innovation and economies of scale.

Slide 10 - Revenue Growth
Our strategic initiatives generated strong revenue growth.
Our revenue climbed from $93 million in 2001 to $343 million in 2006 - resulting in a CAGR of 30%.
For the first quarter of 2007, revenue increased year-over-year by 25% to $92 million.
Diodes' market share reached new records in the first quarter, as we continue to lead the application specific standard semiconductor segment with strong revenue and healthy profitability.

Slide 11 - Superior Earnings and Returns
Also, for 2006, our net income grew to $48 million, or $1.74 per share, from $33 million in 2005, or $1.29 per share, a 35% increase.
Adjusted earnings, which exclude stock option expense, rose 60% to $53 million, or $1.89 per share.

Slide 12 - First Quarter 2007 Results
Our first quarter revenues were up considerably on a year-over-year basis.
Net income increased 40% year-over-year to $13 million, or $0.47 per share, up from $9.3 million, or $0.34 per share a year ago. Adjusted net income excludes SFAS 123R stock option expense and was $14.2 million or $0.50 per share.

Over the next few quarters, as we continue to introduce new discrete and analog products and internalize packaging of our analog products, we expect to see gradual expansion in our gross margins.

Slide 13 - Investment Highlights

In 2007 we will continue to leverage our core competencies around manufacturing excellence, packaging technology and customer centric innovation to expand our market share in the discrete and analog application specific standard semiconductor market targeting organic growth above the overall market.

Diodes has $335 million in cash and short term investments, which give us financial flexibility to evaluate opportunities to accelerate our profitable growth.
We are actively evaluating accretive acquisition candidates that fit our criteria to accelerate our profitable growth.

Over time, we intend to replicate our proven strategy to broaden our product focus and expand our participation in the discrete and analog standard product areas where we can leverage our competitive advantages to accelerate our profitable growth.
Based on feedback from our customers and our solid track record of execution, we continue to see a wide range of opportunities to deliver positive results in the years ahead.

I want to thank all of our shareholders for your continued support. Diodes’ is off to a strong start, and we plan on continuing this momentum throughout the remainder of 2007.

Thank you.